CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of the Investment Managers Series Trust.

TAIT WELLER & BAKER LLP

Philadelphia, Pennsylvania
December 29, 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees of Academy Funds Trust
And the Shareholder of Academy Core Equity Fund and Academy Select Opportunities Fund

We have audited the accompanying statements of assets and liabilities of the Academy Core Equity Fund and Academy Select Opportunities Fund, each a series of shares of the Academy Funds Trust, as of December 18, 2007 and the statements of operations for the one day then ended.   These financial statements are the responsibility of the Funds’ management.   Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).   Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.   The Funds are not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting.  Ours audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Funds’ internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.   An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.   We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above presents fairly, in all material respects, the financial position of Academy Core Equity Fund and Academy Select Opportunities Fund as of December 18, 2007 and the results of their operations for the one day then ended, in conformity with accounting principles generally accepted in the United States of America.

TAIT WELLER & BAKER LLP

Philadelphia, Pennsylvania
December 20, 2007